UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2009

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction	(Commission	(I.R.S. Employer Identification
of incorporation)	File Number)	No.)

7480 Flying Cloud Drive
Minneapolis, Minnesota	55344-3720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Alliant Techsystems Inc. (“ATK”) in a Form 8-K dated November 9, 2009, John L. Shroyer, ATK’s Senior Vice President and Chief Financial Officer, was elected interim Chief Executive Officer and President of ATK, while continuing to serve as Chief Financial Officer.  On December 17, 2009, the Personnel and Compensation Committee of ATK’s Board of Directors approved an increase in Mr. Shroyer’s compensation, in consideration of his new responsibilities. Effective as of October 1, 2009 and continuing until a new Chief Executive Officer is elected, Mr. Shroyer will receive an additional monthly cash payment of $17,500.

ATK also previously disclosed in the November 9, 2009 Form 8-K that its Board of Directors had appointed Ronald R. Fogleman, who has served on ATK’s Board for more than five years, as Chairman of the Board.  On December 17, 2009, ATK’s Board of Directors determined that in consideration of the additional responsibilities required of an independent non-executive Chairman, the compensation for an independent non-executive Chairman of the Board shall be 150% of the total compensation paid to ATK’s other non-employee directors, excluding any fees paid for committee chairmanships.  General Fogleman will receive this increased compensation prorated from November 1, 2009.  General Fogleman and ATK’s other non-employee directors have already received the following compensation:

•                  an award of restricted stock valued at $85,000 at the time of grant upon reelection to the Board at ATK’s Annual Meeting of Stockholders on August 4, 2009, and

•                  an annual cash retainer of $62,500, with no additional fees paid for Board and committee meetings attended.

General Fogleman will receive his prorated increase as a lump-sum cash payment of $55,312.50.  General Fogleman did not participate in the discussion or decision regarding his compensation.

Item 8.01.  Other Events.

ATK also previously disclosed in the November 9, 2009 Form 8-K that its Board of Directors was in the process of identifying internal and external candidates from which to select a new Chief Executive Officer.  The search process for a new Chief Executive Officer is progressing.  The Board’s process continues to involve evaluating both internal and external candidates.  At this point, the Board has identified Mark W. DeYoung, the President of ATK’s Armament Systems Group, as ATK’s internal candidate.  The evaluation of external candidates is continuing.  The Board expects to make a final decision in the first quarter of calendar year 2010.  John L. Shroyer, ATK’s Chief Financial Officer, will continue to serve as interim Chief Executive Officer until a successor is elected.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: December 21, 2009	By:	/s/ KEITH D. ROSS
Keith D. Ross
Senior Vice President, General
Counsel and Secretary